UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

Brand Engagement Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	85-2843375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7951 E. Maplewood Avenue, Suite 225

Greenwood Village, Colorado 80111

(Address of principal executive offices)

(720) 937-4477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BNAI	The Nasdaq Capital Market

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 – Unregistered Sales of Equity Securities

On March 9, 2026, Brand Engagement Network, Inc. (the “Company”) completed the third and final closing under the Securities Purchase Agreement with Ben Capital Fund I, LLC previously disclosed in the Company’s Current Report on Form 8-K filed January 30, 2026.

In connection with the final closing, the Company received the third installment payment of $506,000, completing the previously announced $1,518,000 private placement.

The financing consisted of the sale of 24,000 shares of the Company’s common stock at a purchase price of $63.25 per share, funded in three equal installments of $506,000 each.

Following the final closing, the Company has received aggregate gross proceeds of $1,518,000 under the Securities Purchase Agreement, completing the previously announced financing.

The securities were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Engagement Network, Inc.

Date: March 9, 2026

By:	/s/ Tyler Luck
Name:	Tyler Luck
Title:	Chief Executive Officer